Exhibit 99.1

IAC Announces Extension of Google Relationship

NEW YORK, October 26, 2015 — IAC (NASDAQ: IACI) today announced that it has entered into a new agreement with Google which will extend their long-term relationship through March 2020.  The new agreement will take effect on April 1, 2016 (following expiration of the current services agreement in place between the parties) and run through March 31, 2020.

Under the new agreement, Google will continue to provide IAC and its affiliate partners with sponsored listings and other search-related services for display on both desktop and mobile platforms.  The new agreement is largely exclusive with respect to desktop platforms, with economics for IAC consistent with the current arrangement between the parties. With respect to mobile platforms, the arrangement is non-exclusive, but at a lower revenue share for IAC.

“I’m extremely pleased to announce the extension of our 14-year relationship with Google,” said Joey Levin, CEO of IAC.  “We’ve generated nearly $10 billion in revenue to date through the life of our partnership, and this extension makes clear that we have plenty more to deliver.  Google’s search and search advertising products remain the strongest in the world, and we believe that this renewal puts us in a solid position for the years ahead.”

About IAC

IAC (NASDAQ: IACI) is a leading media and Internet company. It is organized into four segments: Match Group, which includes dating and education businesses with brands such as Match, OkCupid, Tinder and The Princeton Review; Search & Applications, which includes brands such as About.com, Ask.com, Dictionary.com and Investopedia; Media, which consists of businesses such as Vimeo, Electus, The Daily Beast and CollegeHumor; and eCommerce, which includes HomeAdvisor and ShoeBuy. IAC’s brands and products are among the most recognized in the world reaching users in over 200 countries. IAC is headquartered in New York City and has offices worldwide.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The use of words such as “anticipates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements.  These forward-looking statements include statements relating to: future financial performance, business prospects and strategy, anticipated trends, prospects in the industries in which our businesses operate and other similar matters.  These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: changes in senior management at IAC or its businesses, changes in our relationship with Google, adverse changes in economic conditions, adverse trends in the online advertising industry, our ability to convert visitors to our websites into users,  risks relating to acquisitions, technology changes, our ability to expand successfully into international markets and regulatory changes. Certain of these and other risks and uncertainties are discussed in IAC’s filings with the Securities and Exchange Commission (“SEC”).  Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time.  In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate.  Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of our management as of the date of this press release.  We do not undertake to update these forward-looking statements.

Contact Us

Corporate Communications
Isabelle Weisman
(212) 314-7361

IAC Investor Relations
Mark Schneider / Alexandra Caffrey
(212) 314-7400

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